                                SECOND AMENDMENT


         THIS SECOND AMENDMENT (the "Amendment"), to the Credit Agreement referred to below is entered into as of the 21st day of July, 1999, by and among INSIGNIA FINANCIAL GROUP, INC. (FORMERLY KNOWN AS "INSIGNIA/ESG HOLDINGS, INC."), a corporation organized under the laws of Delaware (the "Borrower"), THE LENDERS SIGNATORY HERETO (collectively, the "Lenders"), FIRST UNION NATIONAL BANK, as Administrative Agent, and LEHMAN COMMERCIAL PAPER INC., as Syndication Agent (collectively, the "Agents").


                              STATEMENT OF PURPOSE

         The Borrower, the Lenders and the Agents are parties to a certain Credit Agreement dated as of October 22, 1998 (as amended by the First Amendment dated March 19, 1999 and as further amended, restated, supplemented or otherwise modified the "Credit Agreement"), pursuant to which the Lenders have agreed to make, and have made, certain Extensions of Credit to the Borrower.

         The Borrower has requested the Lenders to amend the Credit Agreement in the respects provided in this Amendment.

         NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto hereby agree as follows:

         I.       AMENDMENT OF CREDIT AGREEMENT.

                  (a) Section 1.1 of the Credit Agreement is hereby amended by deleting the definitions of "Alternative Currency" and "Alternative Currency Commitment" in their entirety and by substituting therefor the following:

                         "Alternative Currency" means Pounds Sterling, the
                  euro or Canadian Dollars, and, with the prior written consent of the Administrative Agent and each of the Lenders, any other lawful currency (other than Dollars) which is freely transferable and convertible into Dollars in the United States currency market and freely available to all of the Lenders in the London interbank deposit market.

                         "Alternative Currency Commitment" means Fifty Million
                  Dollars ($50,000,000), as such amount may be reduced or modified at any time or from time to time pursuant to the terms hereof, provided that only up to Twenty Million Dollars ($20,000,000) of the Alternative Currency Loans made under the Alternative Currency Commitment may at any time be denominated in Canadian Dollars.

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                  (b) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of "Co-Investment Entity" in its entirety and inserting the following in lieu thereof:

                           "Co-Investment Entity" means any corporation, limited
                  liability company, partnership or other form of entity (i) in which the Borrower or a Subsidiary of the Borrower owns an equity interest pursuant to a joint venture or similar arrangement with one or more Persons who own more than fifty percent (50%) of the ownership or other equity interests in such entity, (ii) which has as its sole business the ownership of real property, the rendering of services and furnishing of products customarily provided by landlords, and the ownership of the debt of entities which own real property, and (iii) which does not engage in any real estate development activities for its own account.

                  (c) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of "Debt" in its entirety and inserting the following in lieu thereof:

                           "Debt" means, with respect to the Borrower and its
                  Subsidiaries at any date and without duplication, the sum of the following calculated in accordance with GAAP: (a) all Debt for Money Borrowed, (b) all obligations to pay the deferred purchase price of property or services of any such Person, except trade payables arising in the ordinary course of business not more than ninety (90) days past due, (c) all Debt of any Person secured by a Lien on any asset of the Borrower and its Restricted Subsidiaries, (d) all Contingent Obligations of any such Person with respect to Debt, (e) Debt in the form of earn-out obligations to be paid in cash to the extent such earn-out obligations have been incurred and are required to be included on a Consolidated balance sheet of the Borrower and its Restricted Subsidiaries prepared in accordance with GAAP and (f) all net obligations incurred by any such Person pursuant to Hedging Agreements. Notwithstanding the foregoing, there shall be excluded from the definition of Debt: (a) all obligations for the deferred purchase price of property to the extent the obligation of the Borrower or any of its Subsidiaries is secured by cash deposits access to which is restricted to the seller of such property, or any third party guarantor, or any of their respective successors and assigns; (b) Debt incurred in connection with an arbitrage loan facility between the Borrower and Wells Fargo Bank in an amount not to exceed $20,000,000, to the extent the obligation of the Borrower to repay advances under such loan facility is collateralized at all times by cash or Cash Equivalents; and (c) guarantee obligations of the Borrower of up to $10,000,000 on account of Debt of First Ohio Mortgage Corporation, Inc or any other Unrestricted Subsidiary with respect to lines of credit, the proceeds of which are used solely to fund mortgage loans.


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

                  (d) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of "L/C Commitment" in its entirety and by substituting the following in lieu thereof:

                           ""L/C Commitment" means the lesser of (a) Twenty
                  Million Dollars ($20,000,000) or (b) the Aggregate
                  Commitment."

                  (e) Section 1.1 of the Credit Agreement is hereby amended by adding the following definition of "Cash Equivalents": in alphabetical order:

                           "Cash Equivalents" means investments of the type
                  permitted pursuant to Section 10.4(b).

                  (f) Section 9.3 of the Credit Agreement is hereby amended by deleting such section in its entirety and by substituting the following in lieu thereof:

                           "SECTION 9.3 Maximum  Leverage. Permit, as of any
                  fiscal quarter end, the ratio of (a) Total Debt as of such fiscal quarter end to (b) Total Capitalization as of such fiscal quarter end to exceed .4 to 1.00."

                  (g) Section 10.4(e) of the Credit Agreement is hereby amended by deleting such section in its entirety and inserting the following in lieu thereof:

                           (e) investments in or loans to Unrestricted
                  Subsidiaries, provided that the aggregate amount of such loans and investments, together with all Contingent Obligations of the Borrower and its Restricted Subsidiaries on account of Debt of Unrestricted Subsidiaries shall at no time exceed an amount equal to twenty percent (20%) of the Consolidated Net Worth of the Borrower and its Subsidiaries;

                  (h) Section 10.7(d) of the Credit Agreement is hereby amended by deleting such section in its entirety and inserting the following in lieu thereof:

                           (d) during such time as no Default or Event of
                  Default shall have occurred and be continuing or would result therefrom, the Borrower may purchase, redeem or otherwise acquire (by way of open market purchases, tender offers and/or put agreements) shares of the capital stock of the Borrower; provided, that the aggregate amount spent by the Borrower on account of such purchases, redemptions and other acquisitions shall not exceed an amount equal to the sum of (i) $17,500,000 plus (ii) twenty-five percent (25%) of the Net Cash Proceeds of any equity issuance by the Borrower subsequent to the Closing Date (other than the issuance of capital stock pursuant to the Borrower's executive stock purchase program) plus (iii) fifty percent (50%) of the amount realized by the Borrower from the


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

exercise subsequent to the Closing Date by third Persons of stock options granted by the Borrower.


         II. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Agents and Lenders that:

                  (a) The execution and delivery of this Amendment by the Borrower and the performance of the Credit Agreement, as amended and modified by this Amendment, and the other Loan Documents, do not and will not violate any law, rule or regulation, or constitute a breach of the Articles of Incorporation, Bylaws or corporate resolutions of the Borrower or any agreement to which the Borrower is a party or by which its assets are bound. The Credit Agreement, as amended and modified by this Amendment, and the other Loan Documents, constitute legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms.

                  (b) The representations and warranties of the Borrower and its Subsidiaries contained in Article VI of the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date of this Amendment with the same effect as if made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects on and as of such earlier date).

                  (c) No Default or Event of Default exists.

         III.     GENERAL PROVISIONS.

         (a) Limited Amendment. Except as otherwise provided herein, the Credit Agreement and each other Loan Document shall continue to be, and shall remain, in full force and effect. This Amendment shall not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or of any other term or condition of the other Loan Documents or (ii) to prejudice any other right or rights which the Agents or any Lender may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended or modified from time to time.

         (b) Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         (c) Definitions. All capitalized terms used and not defined herein shall have the meanings given thereto in the Credit Agreement.

         (d) GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


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         (e) Expenses. All expenses incurred in connection with the preparation and negotiation of this Amendment and with the fulfillment of the requirements hereunder shall be borne by the Borrower. If any documentary or recording tax should be assessed or the affixing of any stamps be required by local, state or federal governments, the Borrower shall pay the tax and cost of such stamps.

         (f) Conflicting Terms. In the event of any conflict or inconsistency between the terms of this Amendment and the Credit Agreement and the other Loan Documents, this Amendment shall control.

         (g) Cross-References. All references in the Credit Agreement, or in any other Loan Document, to the terms "Credit Agreement" or "Agreement" or other similar reference shall be deemed to refer to the Credit Agreement as amended or modified by this Amendment. In addition, all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment may refer to the Credit Agreement without making specific reference to this Amendment, but nevertheless all such references shall include this amendment of the Credit Agreement unless the context otherwise requires.

         (h) Successors and Assigns. Whenever in this Amendment any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party and all covenants, provisions and agreements by or on behalf of the Borrower which are contained in this Amendment shall inure to the benefit of the successors and assigns of the Agents and Lenders.


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



         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.


                                 INSIGNIA FINANCIAL GROUP, INC.
                                 (formerly known as Insignia/ESG Holdings, Inc.)


                                 By: /s/James A. Aston
                                     -------------------------------------------
                                     Name:  James A. Aston
                                     Title: Chief Financial Officer


                                 FIRST UNION NATIONAL BANK, as
                                 Administrative Agent and Lender


                                 By: /s/Chuck P. Cecil
                                     -------------------------------------------
                                     Name:  Chuck P. Cecil
                                     Title: Senior VP


                                 LEHMAN COMMERCIAL PAPER INC., as
                                 Syndication  Agent and Lender


                                 By: /s/Michele Swanson
                                     -------------------------------------------
                                     Name:  Michele Swanson
                                     Title: Authorized Signatory


                                 BANK AUSTRIA CREDITANSTALT
                                 CORPORATE FINANCE, INC.


                                 By: /s/Robert M. Biringer
                                     -------------------------------------------
                                     Name:  Robert M. Biringer
                                     Title: Exec. VP


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

                                 THE BANK OF NEW YORK


                                 By: /s/Anthony Verzi
                                     -------------------------------------------
                                     Name:  Anthony Verzi
                                     Title:  Vice President


                                 BARCLAYS BANK PLC


                                 By: /s/Matthew Tuck
                                     -------------------------------------------
                                     Name:  Matthew Tuck
                                     Title: Associate Director


                                 LASALLE NATIONAL BANK


                                 By: /s/Julie Anne Eck
                                     -------------------------------------------
                                     Name:  Julie Anne Eck
                                     Title: Commercial Banking Officer


                                 NATIONAL CITY BANK


                                 By: /s/Andrew J. Wacshaw
                                     -------------------------------------------
                                     Name:  Andrew J. Wacshaw
                                     Title: Vice President


                                 NATIONSBANK, N.A.


                                 By: /s/Ann K. Robinson
                                     -------------------------------------------
                                     Name:  Ann K. Robinson
                                     Title: Vice President



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